UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Amendment  2 to

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Diligent Capital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	88-0954889
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

302 Perimeter Center N Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(404) 358-6247

Send all correspondence to:

SX Capital Management, LLC

302 Perimeter Center N

Atlanta, Georgia, 30346

Telephone: (404) 358-6247

Email: smitcham@sx-cap.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “Diligent Capital Holdings, Inc.,” the “Company,” “we,” “our” or “us” means Diligent Capital Holdings, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements except as required by law.

Item 1. Description of Business

(a) Business Development

Diligent Capital Holdings, Inc. was originally incorporated in the State of Florida on February 21, 2022, under the name BSX Energy Holdings, Inc. The Company’s name was amended on May 26, 2022, to more accurately reflect its intended direction. On the same date, the Company amended its number of authorized shares to 180,000,000 Common Shares, par value $0.0001 and 20,000,000 Preferred Shares, par value $0.0001. Since inception, the Company has been in the developmental stage and has conducted virtually no business operations, other than organizational activities and preparation of this registration statement on Form 10 (the “Registration Statement”). The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business and is not expecting to do so before this Registration Statement becomes effective. The business purpose of the Company is to seek the acquisition of or merger with, an existing company (“Target Business”). The Company will begin identifying and communicating with potential targets for business combinations upon the effective date of this Registration Statement. The Company selected December 31 as its fiscal year end.

(b) Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (“SEC” or the “Commission”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under Rule 12b-2 of the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. At such time as the Company endeavors to offer securities, to the extent it remains a “blank check” company, the Company will ascertain whether a particular state limits the offering of such securities. However, Management does not intend to undertake any efforts to offer securities or cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

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The Company was organized to provide a method for a foreign or domestic private company to become a reporting company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a Target Business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate Target Businesses to any specific business, industry or geographical location and, thus, may acquire any type of business. There is no assurance that following an acquisition we will be eligible to trade on a national securities exchange, or be quoted on the Over-the-Counter Bulletin Board.

We intend to either retain an equity interest in any private company we engage in a business combination or we may receive cash and/or a combination of cash and common stock from any private company we complete a business combination with. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders, though there is no assurance of that happening.

(c) Perceived Benefits

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

•	the ability to use registered securities to make acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	the facilitation of borrowing from financial institutions;

•	improved trading efficiency;

•	shareholder liquidity;

•	greater ease in subsequently raising capital;

•	compensation of key employees through stock options for which there may be a market valuation;

•	enhanced corporate image; and

•	a presence in the United States capital market.

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(d) Potential Target Business

A business entity, if any, which may be interested in a business combination with the Company, may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

•	a foreign company which may wish an initial entry into the United States securities market;

•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

•	a company seeking one or more of the other perceived benefits of becoming a public company.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors and the sole shareholder of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential Target Businesses, the Company will consider the following kinds of factors:

•	potential for growth, indicated by new technology, anticipated market expansion or new products;

•	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	strength and diversity of management, either in place or scheduled for recruitment;

•

capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	the extent to which the business opportunity can be advanced;

•	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Additionally, management will investigate an entity to engage a potential acquisition through reviewing available financial statements, interviewing a potential acquisition’s primary vendors and customers as well as financial advisors.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the SEC and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. As a result we may not be able to complete a business combination.

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The Company will utilize its sole shareholder’s network of businesses and networks of various non-affiliated sources, including business brokers, securities broker-dealers, investment bankers, venture capitalists, bankers, and/or other members of the financial community and others who may present unsolicited proposals. The Company has no plans, understanding, agreements, or commitments with any individual for such person to act as a finder of opportunities to the Company.

The Company has no current plans, understanding, agreements, or commitments with any individual for such person to act as a finder of opportunities to the company. The registrant may pay cash finder’s fees and may issue securities as finder’s fees.

The Company does not intend to merge with or acquire a company in which its promoter, management, or the promoter’s or management’s affiliates or associates, directly or indirectly, have an ownership interest. However, the Company’s corporate policy permits related party transactions.

The Company intends to provide shareholders with complete disclosure concerning a Target Business and its business, including audited financial statements, before consummating a business combination.

The Company will not acquire less than 50% interest in any Target Business.

 The Company intends to effect business combinations with a company or company’s whose owners and managers recognize the benefits and obligations in connection with becoming a reporting entity under the Exchange Act.

The payment of compensation to any director, officer or promoter of the Company will not be a condition to which a Target Business will be subject to, in order to consummate a business combination.

No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the Target Business.

(e) Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company, such as the need to become a public company in order to use its security to acquire assets or a business, provide stock to retain key employees as incentive, and the desire to become public due to these perceived benefits, and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

 It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholder of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s director may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the determination of management with a vote or approval by our stockholder. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holder of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.

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The analysis of new business opportunities will be undertaken by or under the supervision of the Company’s officers and directors, Steven Mitcham, Homer Carvan and our sole shareholder, SX Capital Management, LLC (hereinafter SX Capital Management). As the Company has no capital, the Company is largely dependent on SX Capital Management in providing the Company with the necessary funds to implement its business plan, which SX Capital Management has agreed to provide until the Company completes a business combination. No discussions regarding the possibility of a business combination will occur until after the effective date of this registration statement. Mr. Mitcham, Mr. Carvan and SX Capital Management will devote a limited amount of time to our operations, and, accordingly, consummation of a business combination may require a greater period of time. Mr. Mitcham, Mr. Carvan and SX Capital Management will seek to locate a Target Business for the Company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to accounting firms, law firms, investment bankers, financial advisors, venture capitalists, private equity firms, and similar persons, the use of one or more web sites and/or similar methods. We also expect that many prospective Target Businesses will be brought to our officer’s and director’s attention from various other non-affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community and others who may present unsolicited proposals. The Company has no plans, understanding, agreements, or commitments with any individual for such person to act as a finder of opportunities to the Company. The Company can give no assurances that it will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available to the Company for implementation of its business plan. Furthermore, the Company can give no assurances that any acquisition, if it occurs, will be on terms that are favorable to the Company or its current stockholders.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. Mr. Mitcham and Mr. Carvan will devote approximately ten (10) hours per week to identifying and/or otherwise sourcing and vetting potential business combination candidates. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

All such costs for the next twelve (12) months will be paid with capital contributed by SX Capital Management, our sole stockholder.

We presently have no employees apart from our management. Our officers and directors, Steven Mitcham and Homer Carvan, are engaged in outside business activities and anticipate they will devote limited time to our business, until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS; DISCLOSURE OF BUSINESS COMBINATION

Upon the effective date of this Registration Statement, the Company’s class of common stock will be registered under the Exchange Act and it will have reporting obligations, including the requirement that it files annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, the Company’s annual reports will contain financial statements audited and reported on by its independent registered public accounting firm.

The Company will not acquire a Target Business if audited financial statements based on United States generally accepted accounting principles (“US GAAP”) cannot be obtained for the Target Business. The Company cannot assure you that any particular Target Business identified by the Company as a potential acquisition candidate will have financial statements prepared in accordance with US GAAP or that the potential Target Business will be able to prepare its financial statements in accordance with US GAAP. To the extent that this requirement cannot be met, the Company may not be able to acquire the proposed Target Business. While this may limit the pool of potential acquisition candidates, the Company does not believe that this limitation will be material.

Upon the consummation of a business combination, the Company will file with the SEC a current report on Form 8-K to disclose the business combination, the terms of the transaction and a description of the business and management of the Target Business, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination. Holders of the Company’s securities will be able to access the Form 8-K and other filings made by the Company on the EDGAR Company Search page of the SEC’s Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at Room 1518, 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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Emerging Growth Company

We are an emerging growth company under the provisions of the Jump Start Our Business Startups Act (the “JOBS Act”). We shall continue to be deemed an emerging growth company until the earliest of:

•

(a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	(b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective IPO registration statement;

•	(c) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	(d) the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes, Oxley Act of 2002 (independent registered public accounting firm attestation report related to internal control over financial reporting). Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. We will be subject to the requirements of Section 404(a).

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Exchange Act which require the shareholder approval of executive compensation and golden parachutes.

Item 1A. Risk Factors.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. Administrative costs of being a reporting company include accounting and audit fees as well as legal fees associated with reporting which the Company anticipates to be no less than $9,000.00 per year. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by our management.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

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Future success is highly dependent on the ability of our management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified Target Business. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company may not discover or adequately evaluate adverse facts about a business acquisition opportunity.

The Company anticipates that the consummation of a business combination will be complex. Despite best efforts in reviewing due diligence items, there is no guaranty of a beneficial outcome following the completion of a business combination, therefore, the Company can give no assurances that any business combination will be on terms that are favorable to the Company or its then existing stockholders.

Control by management.

As of the date of this Registration Statement, SX Capital Management owned 100% of the Company’s outstanding shares. Steven Mitcham and Homer Carvan, the Company’s officers and directors are also the sole officers and directors of SX Capital Management and therefore may be deemed the beneficial owner of the shares owned by SX Capital Management. Future investors may own a minority percentage of the Company’s Common Stock and will not have the ability to control a vote of the Company’s Shareholders or board of directors (the “Board of Directors”), if management controls.

Our principal stockholder may engage in a transaction to cause the company to repurchase their shares of common stock.

In order to provide an interest in the Company to a third party, our stockholder may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase shares of common stock held by the stockholder. As a result of such transaction, our management, principal stockholder and Board of Director may change.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable Target Businesses or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation, or parameters for a potential business combination, and shareholders may be exposed to unknown risks following a merger if the merger partner is a development stage company or financially unstable. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a Target Business which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than ten (10) hours per week to the Company’s affairs in total. Our officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

 Target Businesses that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some Target Businesses to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

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The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940 (the “Investment Company Act”), as amended since we will not be engaged in the business of investing or trading in securities. Although we do not intend to acquire less than 50% interest in any Target Business, if we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our stockholders may have a minority interest in the Company following a business combination.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors and control our Company.

Our officers and directors, and SX Capital Management are not obligated to present potential business combination opportunities to the Company.

Mr. Mitcham, Mr. Carvan and SX Capital Management are involved in other business activities and may, in the future, become involved in other business opportunities that become available. SX Capital Management, other business activities may compete with time commitments allocated toward the Company, as well as potential business combination opportunities. A potential conflict may arise if SX Capital Management, other business activities coincide with an event of the Company. SX Capital Management may face a conflict in selecting between the Company and its, or Mr. Mitcham’s and Mr. Carvan’s other business interests. The Company has not formulated a policy for the resolution of such conflicts and as such, this may delay the completion of a business combination and adversely impact the Company.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

All of the presently outstanding shares of common stock (1,000,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. These final rules may be found at: www.sec.gov/rules/final/2007/33-8869.pdf. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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At the present time, the Company is classified as a “shell company” as defined in Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we cannot be assured we will ever lose our shell company status.

The lack of experience of our officers and directors in managing a public company may adversely affect the Company.

Mr. Mitcham and Mr. Carvan, our officers and directors, have no prior experience as executive officers or directors of a public company. Given the nature of public companies, their obligations to shareholders, and the regulatory environment, this lack of experience may adversely affect the Company’s ability to operate successfully and/or profitably.

Risks of ownership of “Penny Stocks” under SEC regulations

Penny stocks have less visibility and transparency than higher priced securities. Companies that are quoted as penny stocks have risks that are inherently greater than securities that are higher priced due to such factors as less disclosure, lower investor interest and uncertain financial conditions of the issuer. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statement showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and suitability requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the market for our Common Stock.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

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In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or “primary” public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of a maximum of 180,000,000 shares of common stock and a maximum of 20,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such Target Business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

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Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the NYSE Amex Equities. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our Certificate of Incorporation authorizes the issuance of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock (“Preferred Stock”) with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

We will be deemed a blank check company under Rule 419 of the Securities Act of 1933. In any subsequent offerings, we will have to comply with Rule 419.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. This is only a brief summary of Rule 419.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a Target Business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate Target Businesses to any specific business, industry or geographical location and, thus, may acquire any type of business.

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The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with additional capital contributed by SX Capital Management, our sole stockholder.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

We anticipate that these costs may be in the range of eight to ten thousand dollars, and that we will be able to meet these costs as necessary, to be loaned to, or invested in, us by our sole stockholder, SX Capital Management. We anticipate allocating the entire amount towards the filing of Exchange Act reports. The foregoing notwithstanding, SX Capital Management has not committed to a maximum amount of financial contribution to the Company.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

 Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any Target Business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the consummation of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Quantitative and Qualitative Disclosures about Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not effected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

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Off-Balance Sheet Arrangements.

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group as of March 31, 2022. The persons named have sole voting and investment power with respect to such shares. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more change of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder’s securities or our issuance of additional securities, at or prior to the closing of a business combination.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
SX Capital Management, LLC.	1,000,000	100%

Steven Mitcham (3)(4)	1,000,000	50%

Homer Carvan (3)(4)	1,000,000	50%

All Officers and Directors as a group (2 persons)	1,000,000	100%

_________________
(1)	The address for the persons named in the table above is 302 Perimeter Center N, Atlanta, Georgia, 30346.

(2)	Based on 1,000,000 shares outstanding as of the date of this Registration Statement.

(3)	Steven Mitcham, Homer Carvan are President and Vice President respectively and each is a Director of the Company.
(4)	Includes 1,000,000 shares of Common Stock owned of record by SX Capital Management, LLC.

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Mr. Mitcham and Mr. Carvan, as the officers, directors and shareholder of SX Capital Management, LLC may be deemed to be the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 1,000,000 shares of common stock outstanding as of the date of this Registration Statement on Form 10.

Item 5. Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)
Steven Mitcham	66	President and Director

Homer Carvan	59	Vice President and Director

Steven Mitcham

Steve Mitcham has been a business owner, CEO, CFO, board director, and investor with four plus decades of experience launching and managing businesses with over $550 million in P&L, 350 employees, and offices around the world. Mr. Mitcham has demonstrated his abilities to lead both small and large organizations, as well as his acumen in revenue modeling, financial and accounting systems, SOX & GAAP compliance, debt and equity funding, financial due diligence, metrics development, multi-site management, strategic visioning, and operational processes.

Mr. Mitcham has been a Managing Member of our sole shareholder, SX Capital Management, LLC, a middle-market financial services firm engaged in providing financial management consulting services, since June of 2018. Prior to that, since April 2014, Mr. Mitcham and Mr. Carvan operated SX as a partnership.

Homer Carvan

Homer Carvan, “Xan” currently serves as Founder, Principal and President of Signature Capital, Inc. a Professional Strategic Capital Consulting Firm.

Xan holds a B.S. degree in Animal Science and has completed major graduate studies in Political Science, Insurance & Real Estate, and Business Administration. He works with real estate developers by consulting in many areas including, but not limited to capital formation, environmental impact, construction/development, sales & marketing, and finance.

Xan provides leadership in organizational development, financial modeling, corporate structure, and management revitalization with superior leadership during critical transition phases, including hiring professional and technical staff, implementing budgets, writing business plans, and installing effective management information systems.

Mr. Carvan has been a Managing Member of our sole shareholder, SX Capital Management, LLC, since June of 2018. Prior to the formation of SX, since April 2014, Messrs. Carvan and Mitcham operated SX as a partnership.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

The Company has no employees other than Mr. Mitcham and Mr. Carvan.

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

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No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the audit committee and has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

(g) There are no agreements or understandings for any director or officer to resign at the request of another person, nor is any director and officer acting on behalf of, and/or will not act at the direction of, any other person.

Prior Blank Check Company Experience.

No Prior Experience

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

For the period February 21, 2022, through March 31, 2022, the Company incurred fees related its formation and professional fees and expenses associated with the preparation and filing of the Company’s Registration Statement.

The shares owned by SX Capital Management, represent all of the issued and outstanding shares of the Company. Mr. Mitcham and Mr. Carvan, the officers and directors of the Company since inception, and the officers and directors of SX Capital Management, may be deemed to beneficially own the shares of common stock held of record by SX Capital Management, LLC.

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SX Capital Management, which participated in the founding and organizing of the Company, may be deemed to be a promoter of the Company.

SX Capital Management, the Company’s sole shareholder (its original incorporator), has paid all expenses incurred by the Company, which includes resident agent fees, basic state and local fees and taxes, and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and filing of the Company’s formation and Registration Statement. On a going forward basis, SX Capital Management has committed to funding all expenses incurred by the Company through the date of completion of a business transaction described in Item 1 of this Registration Statement. Therefore, the Company will be obligated to SX Capital Management for all such expenses until the consummation of a transaction. These payments for expenses are advances and the terms of repayment to SX Capital Management are not fixed.

 SX Capital Management, is involved in other business activities and may, in the future, become involved in other business opportunities that become available. SX Capital Management’ other business activities may compete with time commitments allocated toward the Company. A potential conflict may arise if SX Capital Management’ other business activities coincide with an event of the Company. SX Capital Management may face a conflict in selecting between the Company and its other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We utilize the office space and equipment of our sole stockholder at no cost. Management estimates such amounts to be immaterial.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Corporate Governance and Director Independence.

The Company has not:

•

established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the Board of Directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the Board of Directors does not believe that the Company requires any corporate governance committees at this time. The Board of Directors takes the position that management of a Target Business will establish committees that will be suitable for its operations after the Company consummates a business combination.

The entire Board of Directors serves as the Company’s audit committee.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

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The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

 Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of March 31, 2022, there was one (1) record holder of an aggregate of 1,000,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(2) of the Securities Act of 1933:

On February 21, 2022, the day of its incorporation, the Company issued an aggregate of 1,000,000 restricted shares of its common stock to SX Capital Management, LLC in exchange for a total aggregate purchase price of $100.

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We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

The authorized capital stock of the Company consists of 180,000,000 shares of Common Stock, par value $.0001 per share, of which there are 1,000,000 issued and outstanding, and 20,000,000 shares of Preferred Stock, par value $.0001 per share, of which none have been designated or issued. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

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Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Registration Statement on Form 10.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

The Company presently has 1,000,000 shares of common stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

In order to qualify for listing on the Nasdaq Small-Cap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small-Cap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, after a business combination, we do not meet the qualifications for listing on the Nasdaq Small-Cap Market, we may apply for quotation of our securities on OTC Bulletin Board. In certain cases we may elect to have our securities initially quoted in the “pink sheets” published by the OTC Markets Group, Inc. On April 7, 2000, the SEC issued a clarification with regard to the reporting status under the Exchange Act of a non-reporting company after it acquired a reporting “blank check” company. This letter clarified the Commission’s position that such Company would not be a successor issuer to the reporting obligation of the “blank check” company by virtue of Exchange Act Rule 12g-3(a), because the definition of “succession,” according to the SEC, requires “the direct acquisition of the assets comprising a going business,” and that a “blank check” company did not seem to satisfy these criteria.”

19

Therefore, as a result of the letter, the Company intends that any merger it undertakes would not be deemed a “back door” registration since it would remain the reporting company and the Company that it merges with would not become a successor issuer to its reporting obligations by virtue of Commission Rule 12g-3(a). A “back door” registration is used to describe the way a formerly non-reporting company first presents disclosure in a Commission filing about itself after completion of a Rule 12g-3(a) transaction, or after it acquired a reporting “blank check” company, such as the Company. Because the information is filed under cover of Form 8-K rather than Form 10, it has been referred to in this way.

Rules 504, 505 and 506 of Regulation D

The Commission is of the opinion that Rule 504 of Regulation D regarding exemption for limited offerings and sales of securities not exceeding $1,000,000 is not available to blank check companies. However, Rules 505 and 506 of Regulation D are available.

We have considered the possible need and intend to issue shares prior to any business combination relying on the exemption provided under Regulation D of the Securities Act of 1933 as the need arises to complete a business combination, to retain a consultant, finder or other professional to locate and investigate a potential target company or for any other requirement we deem necessary and in the interest of our shareholders. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to organizational efforts, obtaining initial financing, and preparing this Registration Statement on Form 10 to file with the SEC.

Transfer Agent

We presently serve as our own transfer agent and registrar for our common stock.

(b) Debt Securities. None.

(c) Other Securities to be Registered. None.

Item 12. Indemnification of Directors and Officers.

The Florida General Corporation provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Florida General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Florida General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

–	any breach of the director’s duty of loyalty to the corporation or its stockholders;

–	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

–	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

–	any transaction from which the director derived an improper personal benefit.

20

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13. Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

(i)	Balance Sheet as of March 31, 2022

(ii)	Statement of Operations for the period from inception (February 21, 2022) through March 31, 2022

(iii)	Statement of Changes in Stockholder’s Equity (Deficit) for the period from inception (February 21, 2022) through March 31, 2022

(iv)	Statement of Cash Flows for the period from inception (February 21, 2022) through March 31, 2022

(v)	Notes to Financial Statements

*The financial statements follow page 21 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-8.

(b) Exhibits.

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation	X
3.2	By-Laws	X
3.3	Amended Articles of Incorporation	X

21

SIGNATURES

 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Diligent Capital Holdings, Inc.

Date: July 27, 2022	By:	/s/ Steven Mitcham
Steven Mitcham, President

22

DILIGENT CAPITAL HOLDINGS, INC.

FINANCIAL STATEMENTS

AS OF March 31, 2022

AND FOR THE PERIOD FROM February 21, 2022

(DATE OF INCEPTION) TO March 31, 2022

F-1

Report of Independent Registered Public Accounting Firm

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors & Audit Committee:

Diligent Capital Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Diligent Capital Holdings, Inc. as of March 31, 2022 and the related statements of operations, changes in stockholders’ (deficit)/equity and cash flows for the period from February 21, 2022 (inception) through March 31, 2022 and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and the results of its operations and its cash flows for the period from February 21, 2022 (inception) through March 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audits of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As described further in Note 3 to the financial statements, the Company has incurred losses from inception through March 31, 2022 and expects to incur additional losses in the future.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows and the risk of bias in management’s judgments and assumptions in estimating these cash flows.

Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

We reviewed the Company’s working capital and liquidity ratios and forecasted revenue, operating expenses, and uses and sources of cash used in management’s assessment of whether the Company has sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, comparison of prior period forecasts to actual results, consideration of positive and negative evidence impacting management’s forecasts, the Company’s financing arrangements in place as of the report date, market and industry factors and consideration of the Company’s relationships with its financing partners.

F-2

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2022.

Seattle, Washington

April 30, 2022

F-3

Diligent Capital Holdings, Inc.

Balance Sheet

As of March 31, 2022
ASSETS
Current Assets

Cash	$100

TOTAL ASSETS	$100

LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)

Current Liabilities

Due to Stockholder	$-

TOTAL LIABILITIES	$-

Commitments and Contingencies

Stockholder’s Equity (Deficit)

Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding.	$-

Common stock $.0001 par value, 180,000,000 shares authorized; 1,000,000 shares issued and outstanding as of March 31, 2022	25

Paid in Capital	75

Accumulated Deficit	-

Total Stockholder’s Equity (Deficit)	100

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)	$100

See Notes to Financial Statements

F-4

Diligent Capital Holdings, Inc.

Statement of Operations

February 21, 2022 (inception) through March 31, 2022

Revenues

Revenues	$-

Total Revenues	-

General and Administrative Expenses	-

Total General and Administrative Expenses	-

Net Loss	$-

Basic loss per share	$-

Weighted average number of common shares outstanding	1,000,000

See Notes to Financial Statements

F-5

Diligent Capital Holdings, Inc.

Statement of Changes in Stockholder’s Equity (Deficit)

From February 21, 2022 (inception) through March 31, 2022

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

February 21, 2022 (inception) Issuance of Common Stock	1,000,000	$25	$75	-	$100

Net loss	-	-	-	(0)	(0)

Balance	1,000,000	$25	$75	(0)	$(100)

See Notes to Financial Statements

F-6

Diligent Capital Holdings, Inc.

Statement of Cash Flows

February 21, 2022 (inception) through March 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income(loss)	$-

Changes in assets and liabilities	-

Net cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Loan from stockholder	-

Issuance of Common Stock	100

Net cash provided by (used in) financing activities	100

Net increase in cash	100

Cash at beginning of period	-

Cash at end of period	100

NONCASH INVESTING AND FINANCING ACTIVITIES:
-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	-

Income taxes paid	-

See Notes to Financial Statements

F-7

Diligent Capital Holdings, Inc.

Notes to Financial Statements

For the Period from February 21, 2022 (inception) to March 31, 2022

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

DILIGENT CAPITAL HOLDINGS, INC. (the “Company”) was incorporated under the laws of the State of Florida on February 21, 2022 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities, without incurring any liabilities that must be satisfied in cash, until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Accounting

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments, with maturity of three months or less when purchased, to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with current accounting requirements. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will be not realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred income tax expenses or benefits are related in the financial statements due to the Company not being in operations prior to February 21, 2022. Generally, all periods since inception are open to tax examination by taxing authorities.

F-8

Basic Earnings (Loss) per Share

Basic net loss per share amount is computed by dividing the net loss for the period by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the absence on dilutive securities.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow, except for the expected change in financial reporting for development stage companies. A recent FASB proposal will reduce the complexity of reporting for these companies by eliminating the “inception to date” information.

Accounting Standard update 2014-10 issued in June 2014, removes the financial reporting distinction between development stage companies and other reporting entities. The Amendment is for public business entities is effective with an annual reporting period beginning after December 15, 2014. Early implementation was available to the company and it has elected early implementation.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared using the accrual method of accounting in accordance with U.S. GAAP and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As of March 31, 2022, the Company had cash of $100 and since inception it has not produced revenues. The Company has no operating business and limited capital. Because of this, there is substantial doubt about the Company’s ability to continue as a going concern.

A successful transition to attaining profitable operations is dependent upon obtaining sufficient financing to fund the Company’s planned expenses and achieving a level of revenue adequate to support the Company’s cost structure.

There can be no assurances the Company will be able to realize revenue in 2022 and beyond.

NOTE 4. START-UP COSTS

Expensed as incurred.

NOTE 5. STOCKHOLDER’S EQUITY

Upon formation, the Board of Directors issued 1,000,000 shares of common stock for $100 to open the Company’s bank account.

The stockholders’ equity section of the Company contains the following classes of capital stock as of March 31, 2022:

•	Common stock, $ 0.0001 par value: 180,000,000 shares authorized; 1,000,000 shares issued and outstanding

•	Preferred stock, $ 0.0001 par value: 20,000,000 shares authorized; none issued and outstanding. Rights and Provisions of said preferred shares will be determined at a later date; prior to issuance.

NOTE 6. SUBSEQUENT EVENTS

As of April 30, 2022, our Sole Shareholder, SX Capital Management, has provided us with a loan in the amount of $2,750 for administrative expenses. There have been no subsequent since April 20, 2022.

F-9